SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 5, 2005
                                                          --------------



                              TASKER CAPITAL CORP.
                              --------------------
             (Exact name of registrant as specified in its charter)



      Nevada                      000-32019                    88-0426048
--------------------------------------------------------------------------------
 (State or other                 (Commission                  (IRS Employer
 jurisdiction of                 File Number)             Identification Number)
 incorporation)


             39 Old Ridgebury Road, Suite 14, Danbury, CT 06810-5116
             -------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (203) 730-4350
                                 --------------
              (Registrant's telephone number, including area code)


          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

See the disclosure set forth in Item 5.02, which is incorporated herein by reference.

Item 3.02     Unregistered Sales of Equity Securities.

On August 5, 2005, the Registrant granted a non-qualified option exercisable for 100,000 shares of the Registrant's common stock at an exercise price per share of $2.93 and a term of ten years less one day to Richard D. Falcone in connection with Mr. Falcone's election to the Registrant's Board of Directors (See Item 5.02). No cash consideration was received by the Registrant in connection with the grant of this option. The option instead has an exercise price of $2.93 per share, the closing price of the Registrant's common stock on the date of grant. The option is fully vested upon grant and may be exercised at any time from the date of grant to its expiration date on August 4, 2015. The option may be exercised for cash, certified check, bank draft or money order, in each case in an amount equal to the number of shares being exercised multiplied by the exercise price per share.

Such option was issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by reason of Section 4(2) and/or Regulation D of the Securities Act.

Item 5.02     Election of Directors.

On August 5, 2005, Richard D. Falcone was elected to the Registrant's Board of Directors. Mr. Falcone has also been elected to serve as a member of the Registrant's Compensation Committee and as the chairman of the Registrant's newly formed Audit Committee.

In connection with his election on August 5, 2005, the Registrant has agreed to pay Mr. Falcone for his service as follows:

      1. A sign-on bonus in the form of a non-qualified option exercisable for 100,000 shares of the Registrant's common stock at an exercise price per share of $2.93 and a term of ten years less one day. Such option was fully vested upon grant.
      2. Cash compensation in an amount of $2,500 per meeting of the Registrant's Board of Directors.
      3. Cash compensation of $2,500 for each quarter that Mr. Falcone serves as a chairman of a Board committee.
      4. A restricted stock grant of 50,000 shares of the Registrant's common stock will be made to Mr. Falcone upon the anniversary date of Mr. Falcone joining the Registrant's Board of Directors for each subsequent year in which Mr. Falcone serves on the Registrant's Board of Directors. Each such restricted stock grant will be made with a purchase price per share equal to the closing price of the Registrant's common stock on the date of grant. Each such grant will be subject to ratable repurchase to the extent Mr. Falcone does not serve as a member of the Registrant's Board of Directors for the entire year following such grant.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           TASKER CAPITAL CORP.
                                           (Registrant)


                                            By:   \s\ Robert D. Jenkins
                                               -------------------------------
                                               Robert D. Jenkins
                                               Chief Financial Officer


Date:  August 11, 2005